Exhibit 4.1

                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT
                               ------------------


                  THIS PURCHASE AGREEMENT ("Agreement") is made as of the 16th day of February, 2007 by and among Ibis Technology Corporation, a Massachusetts corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    Recitals

                  A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

                  B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of 3,378,377 shares (the "Shares") of the Company's Common Stock, par value $0.008 per share (together with any securities into which such shares may be reclassified the "Common Stock"), at purchase price of $1.57375 per share, and (ii) warrants to purchase an aggregate of 2,533,781 shares of Common Stock (subject to adjustment) at an exercise price of $1.50 per share (subject to adjustment) in the form attached hereto as Exhibit A (the "Warrants"); and

                  C. Subject to the terms and conditions set forth herein, (i) 1,400,000 shares of Common Stock (the "Initial Shares") and Warrants (the "Initial Warrants") to purchase an aggregate of 1,050,000 shares of Common Stock (subject to adjustment) (the "Initial Warrant Shares" and, collectively with the Initial Shares and the Initial Warrants, the "Initial Securities") will be issued and sold to the Investors on the First Closing Date (as defined below) for an aggregate purchase price of $2,203,250 (the "Initial Purchase Price").

                  D. Subject to the terms and conditions set forth herein, (i) 1,978,377 shares of Common Stock (the "Remaining Shares") and Warrants (the "Remaining Warrants") to purchase an aggregate of 1,483,781 shares of Common Stock (subject to adjustment) (the "Remaining Warrant Shares" and, collectively with the Remaining Shares and the Remaining Warrants, the "Remaining Securities") will be issued and sold to the Investors on the Second Closing Date (as defined below) for an aggregate purchase price of $3,113,472.97 (the "Remaining Purchase Price").

                  E. Contemporaneous with the sale of the Initial Shares and the Initial Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

                  "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

                  "Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

                  "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

                  "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Effective Date" means the date on which the initial Registration Statement is declared effective by the SEC.

                  "Effectiveness Deadline" means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

                  "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).


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

                  "Material Adverse Effect" means a material adverse effect on
(i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

                  "Nasdaq" means The Nasdaq Stock Market, Inc.

                  "Permitted Liens" means (i) mechanics', carriers', or workmen's, repairmen's or similar liens arising or incurred in the ordinary course of business, (ii) liens for taxes, assessments and other governmental charges that are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and (iii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the use or value of the property to which they relate.

                  "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  "Proposals" has the meaning set forth in Section 7.9.

                  "Purchase Price" means Five Million Three Hundred Sixteen Thousand Seven Hundred Twenty-Two Dollars and Ninety-Seven Cents
($5,316,722.97).

                  "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "SEC Filings" has the meaning set forth in Section 4.6.

                  "Securities" means the Initial Securities and the Remaining Securities.

                  "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "Transaction Documents" means this Agreement, the Warrants and the Registration Rights Agreement.

                  "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

                  "1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.


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

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

           2.     Purchase and Sale of the Shares and Warrants.

                  (a) Subject to the terms and conditions of this Agreement, on the First Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Initial Shares and the Initial Warrants in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for the Initial Purchase Price as specified in Section 3(a) below.

                  (b) Subject to the terms and conditions of this Agreement, on the Second Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Remaining Shares and the Remaining Warrants in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto in exchange for the Remaining Purchase Price as specified in Section 3(b) below.

           3.     Closing.

                  (a) Upon confirmation that the other conditions to the First Closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Initial Shares and the Initial Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Initial Purchase Price to the Company by all the Investors. Upon such receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Initial Purchase Price as set forth on the signature pages to this Agreement. On the date (the "First Closing Date") the Company receives the Initial Purchase Price, the certificates evidencing the Initial Shares and the Initial Warrants shall be released to the Investors (the "First Closing"). The First Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

                  (b) Upon confirmation that the other conditions to the Second Closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Remaining Shares and the Remaining Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Remaining Purchase Price to the Company by all the Investors. Upon such receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Remaining Purchase Price as set forth on the signature pages to this Agreement. On the date (the "Second Closing Date") the Company receives the Second Purchase Price, the certificates evidencing the Remaining Shares and the Remaining Warrants shall be released to the Investors (the "Second Closing"). The Second Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.


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

           4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                  4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company's Subsidiaries are listed on Schedule 4.1 hereto.

                  4.2 Authorization. The Company has full power and authority and, except for approval of the Proposals by its stockholders as contemplated in
Section 7.9, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and
(iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  4.3 Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights


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

with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on
Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                  Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

                  Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

                  4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

                  4.5 Consents. Except for approval of the Proposals by its stockholders as contemplated in Section 7.9, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in


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

Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Restated Articles of Organization or Amended and Restated Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

                  4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.

                  4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

                  4.8 No Material Adverse Change. Since December 31, 2005, except as identified and described in the SEC Filings or as described on
Schedule 4.8, there has not been:

                           (i) any change in the consolidated assets,
liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                           (ii) any declaration or payment of any dividend, or
any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                           (iii) any material damage, destruction or loss,
whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                           (iv) any waiver, not in the ordinary course of
business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                           (v) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);


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

                           (vi) any change or amendment to the Company's
Restated Articles of Organization or Amended and Restated Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                           (vii) any material labor difficulties or labor union
organizing activities with respect to employees of the Company or any Subsidiary;

                           (viii) any material transaction entered into by the
Company or a Subsidiary other than in the ordinary course of business;

                           (ix) the loss of the services of any key employee, or
material change in the composition or duties of the senior management of the Company or any Subsidiary;

                           (x) the loss or threatened loss of any customer which
has had or would reasonably be expected to have a Material Adverse Effect; or

                           (xi) any other event or condition of any character
that has had or would reasonably be expected to have a Material Adverse Effect.

                  4.9 SEC Filings; S-3 Eligibility.

                           (a) At the time of filing thereof, the SEC Filings
complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (b) Each registration statement and any amendment
thereto filed by the Company since January 1, 2004 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (c) The Company is eligible to use Form S-3 to
register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.


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

                  4.10 No Conflict, Breach, Violation or Default. Subject to the approval of the Proposals by its stockholders as contemplated in Section 7.9, the execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Restated Articles of Organization or the Company's Amended and Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, other than, in the case of clause (ii) only, a conflict, breach or default that would not reasonably be expected to have a Material Adverse Effect.

                  4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on
Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

                  4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects other than Permitted Liens; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                  4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it except as would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.


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                  4.14 Labor Matters.

                  (a) Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

                  (b) (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

                  (c) The Company is in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. ss.ss. 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

                  (d) Except as disclosed in the SEC Filings or as described on
Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any "excess parachute payment," as defined in Section 2806(b) of the Internal Revenue Code.

                  (e) Except as specified in Schedule 4.14, each of the Company's employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company's Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

                  4.15 Intellectual Property.

                           (a) To the Company's Knowledge, all Intellectual
Property of the Company and its Subsidiaries is currently valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No issued patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.


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

                           (b) All of the licenses and sublicenses and consent,
royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

                           (c) The Company and its Subsidiaries own or have the
valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. To the Company's Knowledge, the Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

                           (d) To the Company's Knowledge, the conduct of the
Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

                           (e) The consummation of the transactions contemplated
hereby and by the other Transaction Documents will not result in the loss, material impairment of or material restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                           (f) The Company and its Subsidiaries have taken
reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. To the Company's Knowledge, except under confidentiality obligations, or in connection with non-disclosure agreements with third parties entered into in the ordinary course of business, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party.

                  4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

                  4.17 Litigation. Except as disclosed in SEC Filings or as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened. Except as in disclosed in SEC Filings, neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2004 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company's Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

                  4.18 Financial Statements. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                  4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

                  4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company's Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company's Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

                  4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

                  4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                  4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                  4.24 Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

                  4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                  4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                  4.28 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The representations and warranties of the Company contained herein do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

           5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

                  5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

                  5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

                  5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                  5.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                  5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

                           (a) "The securities represented hereby may not be
transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

                           (b) If required by the authorities of any state in
connection with the issuance of sale of the Securities, the legend required by such state authority.

                  5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                  5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

                  5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

                  5.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor's investments or trading or information concerning such Investor's investments, including in respect of the Securities, or (z) is subject to such Investor's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section
5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

           6.     Conditions to Closing.

                  6.1 Conditions to the Investors' Obligations - First Closing. The obligation of each Investor to purchase the Initial Shares and the Initial Warrants at the First Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the First Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

                           (a) The representations and warranties made by the
Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date, and, the representations and warranties made by the Company in
Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the First Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the First Closing Date.

                           (b) The Company shall have obtained any and all
consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Initial Securities and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the First Closing Date, all of which shall be in full force and effect.

                           (c) The Company shall have executed and delivered the
Registration Rights Agreement.

                           (d) The Company shall have received confirmation from
Nasdaq to the effect that the Initial Shares and the Initial Warrant Shares have been approved for inclusion in the Nasdaq Global Market upon official notice of issuance.

                           (e) No judgment, writ, order, injunction, award or
decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                           (f) The Company shall have delivered a Certificate,
executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the First Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and
(i) of this Section 6.1.

                           (g) The Company shall have delivered a Certificate,
executed on behalf of the Company by its Clerk, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, the calling of the Stockholders Meeting (as defined below) and the issuance of the Initial Securities, certifying the current versions of the Restated Articles of Organization and Amended and Restated Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

                           (h) The Investors shall have received an opinion from
Choate, Hall & Stewart LLP, the Company's counsel, dated as of the First Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

                           (i) No stop order or suspension of trading shall have
been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

                  6.2 Conditions to Obligations of the Company - First Closing. The Company's obligation to sell and issue the Initial Shares and the Initial Warrants at the First Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

                           (a) The representations and warranties made by the
Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the First Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the First Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the First Closing Date.

                           (b) The Investors shall have executed and delivered
the Registration Rights Agreement.

                           (c) The Investors shall have delivered the Initial
Purchase Price to the Company.

                  6.3 Conditions to the Investors' Obligations - Second Closing. The obligation of each Investors to purchase the Remaining Shares and the Remaining Warrants at the Second Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the Second Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

                  (a) The representations and warranties made by the Company in
Section 4 hereof qualified as to materiality shall be true and correct on the date hereof and at all times prior to and on the Second Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct on the date hereof and as of such date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects on the date hereof and at all times prior to and on the Second Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects on the date hereof and as of such date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Second Closing Date.

                  (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers (including, without limitation, approval of the Proposals by its stockholders in accordance with applicable law and applicable Nasdaq requirements) necessary or appropriate for consummation of the purchase and sale of the Remaining Securities and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Second Closing Date, all of which shall be in full force and effect.

                  (c) The First Closing shall have been consummated in accordance with the terms of this Agreement.

                  (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                  (e) The Remaining Shares and the Remaining Warrant Shares shall have been approved for inclusion in the Nasdaq Global Market upon official notice of issuance.

                  (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Second Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (i) of this
Section 6.3.

                  (g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Clerk, dated as of the Second Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, the calling of the Stockholders Meeting (as defined below), and the issuance of the Remaining Securities, certifying the current versions of the Restated Articles of Organization and Amended and Restated Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

                  (h) The Investors shall have received an opinion from Choate, Hall & Stewart LLP, the Company's counsel, dated as of the Second Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

                  (i) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

                  6.4 Conditions to Obligations of the Company - Second Closing. The Company's obligation to sell and issue the Remaining Shares and the Remaining Warrants at the Second Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

                  (a) The representations and warranties made by the Investors in Section 5 hereof, other than the Investment Representations, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Second Closing Date.

                  (b) The Investors shall have delivered the Remaining Purchase Price to the Company.

                  (c) The Company shall have obtained the approval of the Proposals by its stockholders at a meeting of stockholders (the "Stockholders Meeting") in accordance with applicable law and applicable Nasdaq requirements.


                  6.5 Termination of Obligations to Effect Closing; Effects.

                           (a) The obligations of the Company, on the one hand,
and the Investors, on the other hand, to effect any Closing shall terminate as follows:

                                    (i) Upon the mutual written consent of the
Company and the Investors;

                                    (ii) By the Company if any of the conditions
set forth in Section 6.2 or 6.4, respectively, shall have become incapable of fulfillment, and shall not have been waived by the Company;

                                    (iii) By an Investor (with respect to itself
only) if any of the conditions set forth in Section 6.1 or 6.3, respectively, shall have become incapable of fulfillment, and shall not have been waived by the Investor;

                                    (iv) By an Investor (with respect to itself
only) if the Company delivers one or more supplements to the Disclosure Schedules pursuant to Section 7.10 that reflect any events, facts or conditions which, in such Investor's good faith judgment constitute, individually or in the aggregate, constitute a Material Adverse Effect from the information contained in the Disclosure Schedules delivered at the time of the execution of this Agreement; or

                                    (iv) By either the Company or any Investor
(with respect to itself only) if the First Closing has not occurred on or prior to February 28, 2007 or the Second closing has not occurred on or prior to the earlier of (i) the third Business Day after the Company's stockholders approve the Proposals or (ii) June 30, 2007;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

                  (b) In the event of termination by the Company or any Investor of its obligations to effect a Closing pursuant to this Section 6.5, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect such Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.5 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

                  (c) A termination of the obligation to effect the Second Closing pursuant to the terms of this Section 6.5 shall not affect this Agreement or the other Transaction Documents which shall otherwise continue in full force and effect.

         7.       Covenants and Agreements of the Company.

                  7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

                  7.2 [reserved]

                  7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

                  7.4 Insurance.The Company shall not materially reduce the insurance coverages described in Section 4.19.

                  7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

                  7.6 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause
(i) the Initial Shares and the Initial Warrant Shares to be listed on the Nasdaq Global Market no later than the First Closing Date and (ii) the Remaining Shares and the Remaining Warrant Shares to be listed on the Nasdaq Global Market no later than the Second Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the Amended and Restated Bylaws or rules of such market or exchange, as applicable.

                  7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

                  7.8 Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available, the Company shall (A) deliver to the transfer agent for the Common Stock (the "Transfer Agent") irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144(k) applies to the shares of Common Stock represented thereby or
(2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor's written request, the Company shall promptly cause certificates evidencing the Investor's Securities to be replaced with certificates which do not bear such restrictive legends, and

Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within five (5) Business Days of submission by that Investor of legended certificate(s) to the Transfer Agent as provided above (or to the Company, in the case of the Warrants), the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates have not been so delivered.

                  7.9 Proxy Statement; Stockholders Meeting. (a) Promptly following the execution and delivery of this Agreement the Company shall take all action necessary to call a meeting of its stockholders (the "Stockholders Meeting"), which shall occur not later than May 15, 2007 (the "Stockholders Meeting Deadline"), for the purpose of seeking approval of the Company's stockholders for (i) the issuance and sale to the Investors of the Remaining Securities and (ii) the full adjustment of the Warrants in accordance with the provisions of Section 8(f)(8) thereof (collectively, the "Proposals"). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement, which information shall not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading. The Company will comply with
Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the "Proxy Statement") and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

                  (b) Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company's Board of Directors after consultation with the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's stockholders that the stockholders (and, subject to their fiduciary obligations, not revoke or amend such recommendation) vote in favor of the Proposals (the "Company Board

Recommendation") and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Proposals unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendations to the Company's stockholders, the Company shall take all commercially reasonable action necessary to convene the Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposals.

                  7.10 Update of Disclosure Schedules. During the period commencing immediately after the First Closing and ending on the earlier of the Second Closing Date or the termination of this Agreement in accordance with its terms (the "Updating Period"), the Company shall promptly notify the Investors in writing if the Company becomes aware of the occurrence or non-occurrence of any event during the Updating Period or the existence of any fact or condition arising during the Updating Period that would cause or constitute a breach of any of its representations or warranties contained herein had such representation or warranty been made as of the time of the Company's discovery of such event, fact or condition. Should any such event, fact or condition require any change to the Disclosure Schedules, the Company shall promptly, and in any event prior to the Second Closing Date deliver to the Investors a supplement to the Disclosure Schedules specifying such change. In the event that the Company delivers one or more supplements to the Disclosure Schedules pursuant to this Section 7.10 that reflect any events, facts or conditions which, in the good faith judgment of an Investor, constitute a Material Adverse Effect, individually or in the aggregate, such Investor shall have the right to terminate its obligations to effect the Second Closing in accordance with the provisions of Section 6.5 hereof. Any Investor that does not exercise its right to terminate this Agreement on the basis of such supplemental Disclosure Schedules shall be deemed to have accepted such supplemented Disclosure Schedules and the delivery of any such supplement will be deemed to have cured any misrepresentation or breach of representation, warranty or covenant that otherwise might have existing hereunder by reason of such events, fact or condition, but only with respect to the Second Closing. In no event shall any updating of the Disclosure Schedules cure or be deemed to cure any breach of a representation or warranty existing as of the First Closing Date.

         8.       Survival and Indemnification.

                  8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

                  8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided however that any Losses relating to the transactions contemplated by the Registration Rights Agreement and covered by the indemnification contained therein shall be indemnified in accordance with the Registration Rights Agreement.

                  8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

         9.       Miscellaneous.

                  9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                  9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                      If to the Company:

                             Ibis Technology Corporation
                             32 Cherry Hill Drive
                             Danvers, Massachusetts 01293
                             Attention:
                             Fax:

                      With a copy to:

                             Choate, Hall & Stewart LLP
                             Two International Place
                             100-150 Oliver Street
                             Boston, Massachusetts 02110
                             Attention:  Lawrence H. Gennari
                             Fax:  (617) 248-4000

                      If to the Investors:

to the addresses set forth on the signature pages hereto.

                  9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $35,000 in the aggregate. Such expenses shall be paid not later than the First Closing or Second Closing, as applicable. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                  9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

                  9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the First Closing Date, the Company shall issue a press release disclosing the transactions contemplated by this Agreement. No later than the fourth trading day following the First Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

                  9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                  9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                  9.12 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.
                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                         IBIS TECHNOLOGY CORPORATION



                                     By:    /s/ WILLIAM SCHMIDT
                                        --------------------------------
                                     Name:  William Schmidt
                                     Title: Chief Financial Officer

The Investors:                     SPECIAL SITUATIONS FUND III QP, L.P.



                                   By: /s/ AUSTIN W. MARXE
                                       -------------------
                                   Name: Austin W. Marxe
                                   Title: General Partner

Initial Purchase Price:  $1,101,625
Number of Initial Shares:  700,000
Number of Initial Warrants:  525,000

Remaining Purchase Price:  $1,556,736.49
Number of Remaining Shares:  989,189
Number of Remaining Warrants:  741,891



Address for Notice:
                                             527 Madison Avenue
                                             Suite 2600
                                             New York, NY  10022

                                             with a copy to:

                                             Lowenstein Sandler PC
                                             65 Livingston Avenue
                                             Roseland, NJ  07068
                                             Attn:  John D. Hogoboom, Esq.
                                             Telephone:     973.597.2500
                                             Facsimile:     973.597.2400


                                   SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.



                                   By: /s/ AUSTIN W. MARXE
                                       -------------------
                                   Name: Austin W. Marxe
                                   Title: General Partner

Initial Purchase Price:  $440,650
Number of Initial Shares:  280,000
Number of Initial Warrants:  210,000

Remaining Purchase Price:  $622,694.59

Number of Remaining Shares:  395,675
Number of Remaining Warrants:  296,756

Address for Notice:

                                             527 Madison Avenue
                                             Suite 2600
                                             New York, NY  10022

                                             with a copy to:

                                             Lowenstein Sandler PC
                                             65 Livingston Avenue
                                             Roseland, NJ  07068
                                             Attn:  John D. Hogoboom, Esq.
                                             Telephone:     973.597.2500
                                             Facsimile:     973.597.2400


                                   SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.



                                   By: /s/ AUSTIN W. MARXE
                                       -------------------
                                   Name: Austin W. Marxe
                                   Title: General Partner

Initial Purchase Price:  $94,739.75
Number of Initial Shares:  60,200
Number of Initial Warrants:  45,150

Remaining Purchase Price:  $133,879.34
Number of Remaining Shares:  85,070
Number of Remaining Warrants:  63,802

Address for Notice:
                                             527 Madison Avenue
                                             Suite 2600
                                             New York, NY  10022
                                             with a copy to:

                                             Lowenstein Sandler PC
                                             65 Livingston Avenue
                                             Roseland, NJ  07068
                                             Attn:  John D. Hogoboom, Esq.
                                             Telephone:     973.597.2500
                                             Facsimile:     973.597.2400


                                   SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.



                                             By: /s/ AUSTIN W. MARXE
                                                 -------------------
                                             Name: Austin W. Marxe
                                             Title: General Partner

Initial Purchase Price:  $566,235.25
Number of Initial Shares:  359,800
Number of Initial Warrants:  269,850

Remaining Purchase Price:  $800,162.55
Number of Remaining Shares:  508,443
Number of Remaining Warrants:  381,332

Address for Notice:
                                             527 Madison Avenue
                                             Suite 2600
                                             New York, NY  10022

                                             with a copy to:

                                             Lowenstein Sandler PC
                                             65 Livingston Avenue
                                             Roseland, NJ  07068
                                             Attn:  John D. Hogoboom, Esq.
                                             Telephone:     973.597.2500
                                             Facsimile:     973.597.2400